                                                                     Exhibit 3.1

                           CERTIFICATE OF AMENDMENT

                                    OF THE

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      HEALTHCARE FINANCIAL PARTNERS, INC.
              __________________________________________________

        HEALTHCARE FINANCIAL PARTNERS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST:       That the directors of the Corporation, by written consent, adopted a resolution proposing and declaring advisable an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of shares of Common Stock which the Corporation is authorized to issue from 30,000,000 to 60,000,000 shares.

        SECOND:      That thereafter, pursuant to resolution of the directors,
     by majority vote of all outstanding stock entitled to vote thereon at a meeting of stockholders of the Corporation in accordance with Section 222 of the General Corporation Law of the State of Delaware, the stockholders voted in favor of this amendment to the Amended and Restated Certificate of Incorporation.

        THIRD:       That the first paragraph of Article IV of the
     Corporation's Amended and Restated Certificate of Incorporation as amended shall read as follows:

        "The total number of shares of capital stock which the Corporation is authorized to issue is 70,000,000 divided into two classes as follows:

             (1) 60,000,000 shares of common stock, $.01 par value per share ("Common Stock"); and

             (2) 10,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock")."



        FOURTH:       This amendment was duly adopted in accordance with the
     provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers, this 29th day of May, 1998.


                                  HEALTHCARE FINANCIAL PARTNERS, INC.


                                            By: /s/ John K. Delaney
                                                -------------------
                                                 John K. Delaney
                                                 Chairman of the Board


ATTESTED BY:


/s/ Steven M. Curwin
--------------------
Steven M. Curwin
Secretary

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

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                     HEALTHPARTNERS FINANCIAL CORPORATION
                        (Pursuant to Section 245 of the
               General Corporation Law of the State of Delaware)


        HEALTHPARTNERS FINANCIAL CORPORATION (the "Corporation") is a corporation duly organized and existing under the General Corporation Law of the State of Delaware and does hereby certify as follows:

        1. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 23, 1993, as amended on December 28, 1994.

        2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation, as amended, and was duly adopted by the written consent of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        3. The Certificate of Incorporation of the Corporation, as amended and restated hereby, shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:


                               Article I.  Name

        The name of the corporation is Healthcare Financial Partners, Inc. (the "Corporation").


                        Article II.  Registered Office

        The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, 19805, County of New Castle. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.


                             Article III.  Purpose

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                          Article IV.  Capital Stock

        The total number of shares of capital stock which the Corporation is authorized to issue is 40,000,000 divided into two classes as follows:

              (1) 30,000,000 shares of common stock, $.01 par value per share ("Common Stock"); and

              (2) 10,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").

        The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Common Stock and Preferred Stock of the Corporation are as follows:

        (a)  Provisions Relating to the Common Stock
             ---------------------------------------

                   (1) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders.

                   (2) Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                   (3) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and the holders of any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock and any bonds, debentures, or other obligations of the Corporation.

        (b)  Provisions Relating to the Preferred Stock
             ------------------------------------------

                   (1) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and the qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

                   (2) Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                        (i) whether or not such class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                        (ii) the number of shares to constitute such class or series and the designations thereof;

                        (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any such class or series;

                        (iv) whether or not the shares of any such class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                        (v) whether or not the shares of such class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                        (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, or a combination thereof, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                        (vii) the preferences, if any, and the amounts thereof which the holders of any such class or series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                        (viii) whether or not the shares of any such class or
                 series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation, and the conversion price or prices, ratio or ratios, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                        (ix) such other special rights and provisions with respect to any such class or series as may seem advisable to the Board of Directors of the Corporation.

                 (3) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

  (c)  General
       -------

             (1) Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

             (2) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation or any committee thereof. The Board of Directors of the Corporation or any committee thereof shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.


       Article V.  Transactions With Officers, Directors or Stockholders

        No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof (to the extent permitted by applicable law), or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction .


                         Article VI.  Indemnification

        (a) The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

        (b) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the Amended and Restated Bylaws or under Section 145 of the GCL or any other provision of law.

        (c) Any director or officer of the Corporation serving in any capacity for (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) of this paragraph shall be deemed to be doing so at the request of the Corporation.


                       Article VII.  Amendment of Bylaws

        All the powers of the Corporation, insofar as the same may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power, upon the affirmative vote of a majority of the Classified Directors (as hereinafter defined) at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation and to make from time to time new Bylaws of the Corporation, subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws.


 Article VIII.  Reservation of Right to Amend the Certificate of Incorporation

        Except for the provisions of Articles VI and IX herein, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors, and stockholders herein are granted subject to this reservation.


                     Article IX.  Exculpation of Directors

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under
Section 174 of the GCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the GCL.


                                 Article X.  Board of Directors

        (a) The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Amended and Restated Bylaws of the Corporation, provided that such number shall be no fewer than three (3) and no more than ten (10) (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class I," the second class as "Class II," and the third class as "Class III." Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire Board of Directors. The term of office of the initial Class I directors shall expire at the 1997 annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the 1998 annual meeting of stockholders, and the term of office of the initial Class III directors shall expire at the 1999 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

        (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any amendment to this Amended and Restated Certificate of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

        (c) Any or all Classified Directors may be removed, with cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

        (d) Election of directors, whether Classified Directors or otherwise, need not be by written ballot.


                      Article XI.  Business Combinations

        The Corporation expressly elects to be governed by Section 203 of the GCL.

                Article XII.  Special Meetings of Stockholders

        Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Classified Directors then serving, by the Chairman of the Board, or by any holder or holders of at least forty percent (40%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called.


                           Article XIII.  Existence

        The existence of the Corporation shall be perpetual.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Amended and Restated Certification of Incorporation to be executed by John K. Delaney, its Chairman, President and Chief Executive Officer, and Edward P. Nordberg, Jr., its Senior Vice President and Secretary, this 11th day of September, 1996.


                                 By: /s/ Edward P. Nordberg, Jr.
                                     ---------------------------
                                         John K. Delaney
                                         Chairman of the Board, President
                                         and Chief Executive Officer


ATTEST:


/s/ Edward P. Nordberg, Jr.
---------------------------
Edward P. Nordberg, Jr.
Senior Vice President - Legal and Financial
Affairs and Secretary






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